UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     July 27, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois		60631

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.03 Bankruptcy or Receivership
     On July 31, 2007, Bally Total Fitness Holding Corporation (the “Company”) and substantially all of its domestic affiliates (collectively, the “Debtors”) filed voluntary petitions for relief commencing reorganization cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). As part of the Chapter 11 Cases, the Debtors also filed with the Bankruptcy Court their Joint Prepackaged Chapter 11 Plan of Reorganization dated June 27, 2007 (the “Plan”) and accompanying Disclosure Statement of same date, each of which was previously attached as Exhibit 99.2 to the Company’s Form 8-K dated June 27, 2007, which, among other things, describes the terms of the Plan.
     The Debtors will continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
     The Plan was accepted by 98.8% in number and $203,877,690 (or 99.9%) in aggregate principal amount of the voting holders of the Company’s 10 1/2% Senior Notes due 2011 and by 78.0% in number and $276,532,800 (or 98.9%) in aggregate principal amount of the voting holders of the Company’s 9 7/8% Senior Subordinated Notes due 2007. The Debtors have requested that the Bankruptcy Court confirm the Plan as quickly as possible. A specific date for the Debtors’ completion of their reorganization cannot, however, be estimated at this time.
Item 8.01 Other Events
     On July 27, 2007, the Company issued a press release announcing the results of the Company’s prepetition solicitation of Plan acceptances. A copy of the July 27 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     On August 1, 2007, the Company issued a press release announcing the commencement of the Chapter 11 Cases. A copy of the August 1 press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release dated July 27, 2007.
99.2 Press Release dated August 1, 2007.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION
Registrant

Dated: August 1, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz Senior Vice President, Secretary and General Counsel